STANDARD OFFICE LEASE

             THIS LEASE is made and entered into as of this ____ day of April, 2001 (“Effective Date”) by and between PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company (“Landlord”), and EN POINTE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

             Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises consisting of a portion of the ninth (9th) floor (“Ninth Floor Premises”), more particularly described on Exhibit “A-1” attached hereto, and the entire nineteenth (19th) floor (“Nineteenth Floor Premises”), more particularly described in Exhibit “A-2” attached hereto, of that building whose address is 100 N. Sepulveda Blvd., El Segundo, California (“Building”) (the Ninth Floor Premises and the Nineteenth Floor Premises are hereafter collectively referred to as the “Premises”).  The Building is part of that certain office building project known as Pacific Corporate Towers, which includes building(s), parking structure(s), land and any other land or improvements surrounding the buildings which are designated from time to time by Landlord as appurtenant to or servicing the building(s) (“Project”).  Tenant hereby leases the Premises for the term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1
BASIC LEASE PROVISIONS

1.1	Term.

	(a)	Early Occupancy Date: June 1, 2001.

	(b)	Commencement Date: July 1, 2001.

	(c)	Scheduled Expiration Date: June 30, 2006.

1.2	Rentable Square Footage:	Approximately Thirty-six Thousand Ninety (36,090).

1.3	Basic Rental:

Lease Month	Base Annual Rent	Monthly Installments	Monthly. Rental Rates

1–30	$ 1,082,700.00	$ 90,225.00	$ 2.50/RSF
31–60	$ 1,126,008.00	$ 93,834.00	$ 2.60/RSF

1.4	Base Year:	2001

1.5	Tenant’s Proportionate Share:	Three and Seven one tenths percent (3.7%) of Phase I.

1.6	Security Deposit: Cash in the amount of Ninety-three Thousand Eight Hundred Thirty-four Dollars ($93,834.00), subject to Article 4 hereof.

1.7	Permitted Use:	General office

1.8	Brokers:	CB Richard Ellis, Inc. for Landlord and The Seeley Company for Tenant

1.9	Parking Spaces:	One Hundred Forty-four (144) unreserved, subject to Article 23.

1.10	Parking Charge:	See Article 23

1.11	Tenant Address Prior to Lease Commencement Date:

EN POINTE TECHNOLOGIES, INC.
100 N. Sepulveda Boulevard, Suite 1900
El Segundo, CA 90245

ARTICLE 2
TERM

             2.1        Lease Term.  The term of this Lease (“Lease Term”) shall be for a period of five (5) years (“Lease Term”) and shall commence (the “Commencement Date”) on the date set forth in Article 1.1(b) of the Basic Lease Provisions and shall end on the expiration date set forth in Article 1.1(c) of the Basic Lease Provisions.  Notwithstanding the foregoing, Tenant shall have the right to occupy the Premises for a period of thirty (30) days prior to the Commencement Date (“Early Occupancy Period”) commencing upon the date set forth in Article 1.1 (a) of the Basic Lease Provisions (“Early Occupancy Date”).  Tenant’s occupancy of the Premises during the Early Occupancy Period shall be without payment of Basic Rental and Tenant’s Proportionate Share of Direct Costs, but otherwise subject to all of the terms and conditions of this Lease.  Tenant hereby acknowledges that Tenant is currently in possession and occupancy of the Premises pursuant to that certain Sublease (“Original Sublease”), dated August 30, 1996, entered into by and between Tenant, as subtenant, and NCR International, Inc., as sublandlord, as amended by that certain First Amendment to Sublease (“First Amendment”), dated January 23, 1997, and as further amended by that certain Second Amendment to Sublease (“Second Amendment”), dated May 28, 1997 (the Original Sublease, First Amendment and Second Amendment shall hereinafter collectively be referred to as the “Sublease”).  Tenant shall continue in possession and occupancy of the Premises upon termination of the Sublease and hereby acknowledges that the Premises shall be accepted by Tenant on the Early Occupancy Date in “as-is” condition “with all faults,” and “without representation or warranties.”  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit “D” attached hereto, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof.

             2.2        Measurement of Premises.  Prior to the Effective Date, Landlord caused the actual rentable square footage of the Premises (“Actual RSF”) to be determined by Landlord’s architect, Pace, in accordance with the BOMA-1996 Standard Method for
 Measuring Floor Area in Office Buildings, and certified to both Landlord and Tenant.  The Actual RSF as certified by Pace shall be conclusive and binding on Landlord and Tenant.

ARTICLE 3
RENTAL

             3.1        Basic Rental. Tenant agrees to pay to Landlord during the term hereof, at Landlord’s office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the monthly and annual sums as set forth in Article 1.3 of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated.  Notwithstanding the foregoing, Tenant shall pay to Landlord concurrently with the execution of this Lease the amount of Two Hundred Seventy Thousand Six Hundred Seventy-five Dollars ($270,675.00), representing the monthly installments of Basic Rental due for the first (1st), second (2nd) and third (3rd) months of the Lease Term and such amounts shall be applied against the respective months of the Lease Term to which said amounts correspond.

             3.2        Increase in Costs.  The term “Base Year” means the calendar year set forth in Article 1.4 of the Basic Lease Provisions.  If, in any calendar year during the term of this Lease commencing with the calendar year immediately after the Base Year (each such year a “Comparison Year”), (i) the “Tax Costs” (as hereinafter defined) paid or incurred by Landlord shall be higher than the Tax Costs for the Base Year, (ii) the “Operating Costs” (as hereinafter defined) paid or incurred by Landlord shall be higher than the Operating Costs for the Base Year, or (iii) the “Insurance Costs” (as hereinafter defined) paid or incurred by Landlord shall be higher than the Insurance Costs for the Base Year, Tenant shall pay Landlord as Additional Rent Tenant’s Proportionate Share (as provided in Article 1.5 of the Basic Lease Provisions) of such increase in the amount by which the respective Tax Costs, Operating Costs and Insurance Costs, paid or incurred by Landlord in such Comparison Year exceed the respective Tax Costs, Operating Costs and Insurance Costs incurred or paid by Landlord for the Base Year.  In the event either the Premises and/or the Project is expanded or reduced, then Tenant’s Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant’s Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that each such Tenant’s Proportionate Share was in effect.  In the event this Lease shall terminate on any date other than the last day of a calendar year, Tenant’s Proportionate Share of Tax Costs, Operating Costs and Insurance Costs for such calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty (360).  Any and all amounts due and payable by Tenant pursuant to Articles 3.2, 3.3 and 3.4 hereof shall be deemed “Additional Rent” and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments.

             3.3        Definitions.  As used herein, the following terms shall have the following meanings:

             (a)         “Tax Costs” shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property (the “Property”) thereunder (collectively the “Real Property”) or attributable thereto or on the rents, issues, profits or income received or derived therefrom which are assessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord’s reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed or levied (a) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the real property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments or levies or the part thereof so measured or based, shall be deemed to be included in the term “Tax Costs”.  Except as otherwise provided in the preceding sentence, “Tax Costs” shall not include (i) estate, inheritance, transfer, gift, or franchise taxes of Landlord or the Federal or State net income tax imposed on Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Building or Project) or (ii) any items included as Operating Costs.  If Landlord receives a refund of Tax Costs applicable to any Comparison Year and Tenant shall have paid its Proportionate Share of the increase in Tax Costs for such Comparison Year, then Landlord shall pay to Tenant, within a reasonable time, a sum equal to Tenant’s Proportionate Share of (i) the Tax Costs refunded, less (ii) all costs incurred by Landlord in connection with the refund; provided, however, any such refund shall in no event exceed Tenant’s Proportionate Share of the increase in Tax Costs for such Comparison Year.

             (b)        “Operating Costs” shall mean all costs, expenses and amounts of every kind and nature incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers’ compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services (but excluding persons performing services not uniformly available to or performed for the benefit of substantially all building tenants) (except that such salaries, wages, medical, surgical, and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, worker’s compensation, uniform costs and dry cleaning costs shall be reasonably allocated to the Project in the proportion that the time spent by such persons in connection with the Project bears to the total time spent by such persons on the Project and other projects), a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant’s fees incurred in the preparation of rent adjustment statements, legal fees, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, capital expenditures incurred (i) to effect economies of operation, (ii) for capital repairs and replacements incurred in connection with the operation and maintenance of the Project, and (iii) to make alterations, additions or improvements to the Project required by government regulations, laws, or ordinances; the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors (including property management fees and administrative fees; provided, however, property management and administrative fees included in Operating Costs shall be consistent with property management fees and administrative fees charged at Class “A” office building projects in the City of El Segundo); the cost of operation of any airport shuttle service provided by the Project; and license, permit and inspection fees relating to the Project.  In the event, during any calendar year, the Project is less than one hundred percent (100%) occupied at all times, the Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though one hundred percent (100%) occupied at all times, and the increase or decrease in rent shall be based upon such Operating Costs as so adjusted.  Operating Costs shall also include all management fees and administrative fees.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Project (i.e. office space and retail space tenants of the Project).  In no event shall Landlord be entitled to collect more than one hundred percent (100%) of the Operating Costs incurred by Landlord in any Comparison Year without giving consideration to the base year in any tenant’s lease.

             Operating Costs shall not include: (i) mortgage interest, debt service or ground rent on the Project; (ii) the cost of repairs, replacements and general maintenance to the extent Landlord receives reimbursement for such costs in the same Comparison Year as incurred from insurance proceeds, warranties, guaranties or third parties (provided, however, if any such reimbursement is not received in the Comparison Year when such expense was incurred, the reimbursement shall be applied to Operating Costs for the Comparison Year in which such reimbursement is received); (iii) the cost of renovating or otherwise improving space for individual tenants of the Project; (iv) depreciation of the Project; (v) marketing costs, leasing commissions or fees in lieu of commissions or other costs incurred in procuring tenants; (vi) advertising and promotional expenses and costs of signs in or on the Building identifying the owner of the Building; (vii) the cost of any alterations, additions or changes to the Project required to be made to comply with applicable governmental regulations, laws, or ordinances to the extent such compliance is required prior to the Effective Date; (viii) tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due; (ix) costs arising from Landlord’s charitable or political contributions; (x) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art, except if such art is required by law; (xi) costs, including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof, arising from claims, disputes or potential disputes with individual tenants; (xii) costs associated with the operation of the business of the person or entity which constitutes Landlord (as the same are distinguished from the costs of operation of the Project); and (xiii) any “finders’ fees,” brokerage commissions or job placement costs.

             (c)         “Insurance Costs” shall mean the cost of all charges for fire and extended coverage, commercial liability and all other insurance for the Project required to be carried by Landlord under the Lease or now or hereafter maintained by Landlord with respect to the Project.

             (d)        “Direct Costs” as used herein shall mean the Tax Costs, Operating Costs, and Insurance Costs.

             (e)         “Phase I” shall mean the portion of the Project consisting of the buildings commonly known as 100 and 200 North Sepulveda Boulevard ("Phase I Buildings") together with the Phase I Buildings' percentage share (based on a fraction, the numerator of which is the rentable square footage of the Phase I Buildings and the denominator of which is the entire rentable square footage of the Project) in the common facilities of the Project, such as the parking structure, land and other improvements comprising the Project.  Landlord allocates Direct Costs either (i) to Phase I, in which case all of the allocated Direct Costs benefit and are paid by the tenants of Phase I or (ii) to the Project as a whole, in which case all of the allocated Direct Costs benefit and are paid by the tenants of the entire Project.  If a Direct Cost is allocated to Phase I, Tenant’s share of such Direct Cost shall be equal to a fraction, the numerator of which is the rentable square footage in the Premises and the denominator of which is the total rentable square footage of the Phase I Buildings.  If a Direct Cost is allocated to the Project as a whole, then Tenant pays its proportionate share of the Phase I portion of such Direct Cost.  Tenant’s share of the Phase I portion of a Direct Cost is equal to a fraction, the numerator of which is the rentable square footage in the Premises and the denominator of which is the total rentable square footage of the Phase I Buildings.  For purposes hereof, the rentable square footage of Phase I is approximately nine hundred seventy-six thousand three hundred four (976,304) and the rentable square footage of the Project is approximately one million five hundred forty-two thousand two hundred seventy (1,542,270).

             3.4        Determination of Payment  Landlord shall, prior to the commencement of each Comparison Year, furnish to Tenant a written estimate showing in reasonable detail Landlord’s estimated Direct Costs for the next following Comparison Year and the amount of Tenant’s Proportionate Share of the increase in Tax Costs, Operating Costs and Insurance Costs appropriately prorated on a monthly basis for such Comparison Year.  Thereafter, on each monthly rental payment date, Tenant shall pay to Landlord the monthly amount of Tenant’s Proportionate Share of the estimated increase in Direct Costs as shown in said written estimate.  Landlord reserves the right to revise any estimate of Direct Costs if actual or projected Tax Costs, Operating Costs or Insurance Costs show an increase or decrease from any earlier estimate for the same Comparison Year.  If Landlord delivers such revised estimate to Tenant at any time during the Comparison Year, Tenant shall commence payment of such estimated amount on the next monthly rental payment as shown in the revised estimate.  Neither Landlord’s failure to deliver nor the late delivery of such estimate shall constitute a default by Landlord hereunder or a waiver of Landlord’s right to receive Tenant’s Proportionate Share of the estimated increase in Direct Costs and Tenant shall continue to pay on the basis of the most recent estimate until Landlord delivers a new estimate of Direct Costs to Tenant. Within one hundred eighty (180) calendar days following the close of each Comparison Year during the term hereof, Landlord shall endeavor to furnish to Tenant a written statement (the “Reconciliation”) showing in reasonable detail Landlord’s actual Tax Costs, Operating Costs and Insurance Costs for the relevant Comparison Year, together with a full statement of any adjustments necessary to reconcile any sums paid (or credited) hereunder as Tenant’s Proportionate Share of Tax Costs, Operating Costs and Insurance Costs during such Comparison Year with those sums actually payable and due hereunder for such Comparison Year as set forth in the Reconciliation.  If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within thirty (30) days of receipt of the Reconciliation.  If the Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant hereunder. After the Reconciliation is delivered, Landlord may not bill Tenant for Tenant’s Proportionate Share of Direct Costs incurred in a Comparison Year after the delivery of the Reconciliation for such Comparison Year, but Landlord may include Direct Costs applicable to such prior Comparison Year in the Direct Costs for a subsequent Comparison Year to the extent Landlord receives an invoice in the subsequent Comparison Year for Direct Costs applicable to the prior Comparison Year.  Notwithstanding that the term of this Lease has expired and Tenant has vacated the Premises, Tenant shall pay to Landlord any additional sums due Landlord and Landlord shall rebate to Tenant the amount of any credit due Tenant, as set forth in the Reconciliation for the Comparison Year in which the Lease Term expired.

             3.5        Review of Direct Expenses.  In the event of any dispute as to any Direct Costs payable by Tenant as shown in a Reconciliation for a Comparison Year, Tenant shall have the right, within one hundred eighty (180) days after the date of Tenant’s receipt of such Reconciliation and after reasonable notice and at reasonable times, to inspect Landlord’s records pertaining to Direct Costs for the Comparison Year in question at Landlord’s regional accounting office or at the Project.  Tenant’s failure to exercise its right to inspect records pertaining to Direct Costs for any Comparison Year within one hundred eighty (180) days after the date of Tenant’s receipt of the Reconciliation for such Comparison Year shall be deemed Tenant’s waiver of its right to inspect Landlord’s records for such Comparison Year and acceptance of the Direct Costs paid by Tenant for such Comparison Year.  If, after such inspection, Tenant still disputes the Direct Costs paid by Tenant for such Comparison Year, Tenant may have a certification as to Tenant’s proportionate share of Direct Costs for such Comparison Year made by an independent certified public accountant who is a member of one of the “Big-Five” national accounting firms.  The accounting firm retained by Tenant shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld.  It shall not be unreasonable for Landlord to withhold its consent if the accounting firm has any conflict of interest with respect to Landlord, as determined by Landlord, or is then involved in a dispute which also involves Landlord.  In no event, however, shall Tenant retain an independent certified public accountant whose compensation is based on a percentage of any savings to Tenant of Direct Costs resulting from such certification.  Promptly upon receipt of the certification from its accountant, Tenant shall deliver a copy of the certification to Landlord.  When a final determination has been made as to the amount in dispute, Landlord shall pay the amount determined to be owed to Tenant, or Tenant shall pay the amount determined to be owed to Landlord, as applicable, within thirty (30) days after the date of the final determination.  As a condition precedent to its exercise of its rights of dispute as set forth herein, Tenant shall timely pay to Landlord all amounts set forth in the Reconciliation which Tenant wishes to dispute.

ARTICLE 4
SECURITY DEPOSIT

             Tenant has deposited with Landlord cash in the amount of Ninety-three Thousand Eight Hundred Thirty-four Dollars ($93,834.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant.  If Tenant breaches any provision, covenant or condition of this Lease, including but not limited to the payment of Basic Rental or Additional Rent, Landlord may (but shall not be required to) use all or any part of this Security Deposit for the payment of any sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be an Event of Default.  Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit.  Within thirty (30) days after the expiration of the Lease Term, and provided there exists no default by Tenant hereunder, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to Tenant’s assignee), provided that subsequent to the expiration of this Lease, Landlord may retain from said Security Deposit (a) any and all amounts permitted by California Civil Code § 1950.7 but not limited to this section and (b) such sums as Landlord reasonably estimates will thereafter become due under this Lease.  Should Landlord sell its interest in the Premises during the term hereof, and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, Landlord shall be discharged from any liability with respect to such Security Deposit.

ARTICLE 5
HOLDING OVER

             Should Tenant, with Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease.  During the first (1st) month of any such holding over with consent, Tenant shall pay in advance, monthly, a rental rate equal to one hundred twenty-five percent (125%), and thereafter, one hundred fifty percent (150%) of the Basic Rental in effect for the last month of the term of this Lease, in addition to, and not in lieu of, all other payments required to be made by Tenant hereunder including but not limited to Tenant’s Proportionate Share of Direct Costs.  If Tenant holds over after termination of this Lease without the express written consent of Landlord, Tenant shall become a tenant at sufferance only.  Tenant agrees that the reasonable value of the use of the Premises during any holding over without consent shall be two hundred percent (200%) of the Basic Rental in effect upon the date of such termination (pro rated on a daily basis).  Acceptance by Landlord of rent after such termination shall not constitute a hold over hereunder or result in a renewal.  If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from all costs, losses, expenses or liabilities, including without limitation, costs and reasonable attorney fees.

ARTICLE 6
PERSONAL PROPERTY

             Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises.  In the event any or all of Tenant’s fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.  Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.  Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.  Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of “Tax Costs.”

ARTICLE 7
USE

             Tenant shall use and occupy the Premises only for the use set forth in Article 1.7 of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants in the Project.  Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Premises or the Project.  Tenant shall, at its sole cost and expense, make any and all alterations, improvements or structural changes, that are required by laws, statutes, ordinances and governmental regulations or requirements as a result of Tenant’s particular use of the Premises or any alterations, additions or improvements made by Tenant.  Any other alterations, improvements or structural changes to the Premises or the Project that are required by laws, statutes, ordinances and governmental regulations or requirements, and not due to Tenant’s particular use of the Premises or Tenant’s alterations, additions or improvements, shall be made by Landlord, and the cost thereof shall be an Operating Cost.  Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters.  Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

ARTICLE 8
CONDITION OF PREMISES

             Tenant acknowledges that Tenant is currently in possession and occupancy of the Premises and hereby agrees that the Premises shall be taken in “as is” condition, “with all faults”, “without any representations or warranties”.  Tenant hereby agrees and warrants that it is familiar with the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant’s purposes.  Tenant further acknowledges that Landlord has no obligation to alter or improve the Premises for Tenant’s use or benefit other than to make the Allowance available to Tenant for Tenant’s construction of the Tenant Work pursuant to the Work Letter Agreement attached hereto as Exhibit “C” (“Work Letter Agreement”).  Tenant hereby acknowledges that pursuant to a separate agreement Landlord intends to acquire title to certain furniture and equipment currently used by Tenant in the Premises, and more particularly described in Exhibit “F” attached hereto (“Existing Furniture”).  Subject to Landlord’s acquisition of title to the Existing Furniture, promptly after the Commencement Date, Landlord shall transfer title to the Existing Furniture to Tenant pursuant to a bill of sale.  Tenant hereby acknowledges and agrees that neither Landlord nor any agent or employee of Landlord has made any representations or warranty with respect to the Existing Furniture and that said Existing Furniture shall be taken in “as is” condition, “with all faults”, “without any representations or warranties” and that Landlord shall have no duty to repair or maintain said Existing Furniture.  Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition.  Tenant hereby waives and releases its right to make repairs at Landlord’s expense pursuant to Sections 1941 and 1942 of the Civil Code of California or under any similar law, statute or ordinance now or hereafter in effect.

ARTICLE 9
REPAIRS AND ALTERATIONS

             9.1        Tenant Repairs.  Except for matters which are Landlord’s responsibility under Article 9.2, Tenant shall keep the Premises in good condition and repair.  Tenant shall, at Tenant’s sole cost and expense, maintain and repair the Existing Furniture.  All damage or injury to the Premises or the Project caused by the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord.  Landlord may make any repairs which are not made by Tenant within ten (10) days after Landlord’s notice of Tenant’s failure to repair (provided, however, no notice shall be required in the event of an emergency) and charge Tenant for the cost thereof, which cost shall be paid by Tenant within ten (10) days from invoice from Landlord.  Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request.  Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

             9.2        Landlord Repairs.         Landlord shall be responsible for performing all maintenance, repairs or replacements of (i) Building-wide mechanical systems, including electrical (to the connection with the circuit breakers for the Premises), plumbing (to the point where the Building plumbing system ties into any plumbing located in the Premises), water (except any alterations or additions to such system made by Tenant), sanitary sewer, heating, ventilating and air conditioning, including chilled water (but not any supplemental heating, ventilating and air conditioning unit servicing the Premises), telephone (to the main point of entry for the Premises) and life safety systems (all such systems are hereafter referred to as “Building Systems”); provided, however, Landlord shall not be responsible for maintenance, repair or replacement of any alteration made to the Building Systems as part of the Tenant Work or any alterations made by Tenant; (ii) the roof, structural components of the Building, foundation, support columns, windows, window frames and all exterior and common area glass; (iii) the restrooms; and (iv) the common areas of the Project, including without limitation, the parking structure, landscaping, walkways, common entrances, corridors, windows, loading docks, stairways and similar facilities.  If the need for any repairs or maintenance to any of the foregoing is made necessary by the negligence or willful misconduct of Tenant, its employees, agents, or contractors, or visitors, guests, invitees or licensees, then Tenant shall pay Landlord the cost of such repair, maintenance or replacement within five (5) days after receipt of Landlord’s invoice therefor.  Except for maintenance, repairs or replacement made necessary by the negligence or willful misconduct of Tenant, its employees, agents or contractors, or visitors, guests, invitees or licensees, as provided in this Article 9.2, all costs incurred by Landlord pursuant to this Article 9.2 shall be Operating Costs.

             9.3        Alterations.      Tenant shall make no alterations, changes or additions in or to the Premises without Landlord’s prior written consent,which consent shall not be unreasonably withheld (except that it shall be deemed reasonable for Landlord to withhold consent to non-standard office alterations or alterations that are structural or affect the Building Systems or exterior, or are visible from the exterior of the Premises), and then only by contractors or mechanics approved by Landlord and upon the approval by Landlord of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense.  Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any work approved by Landlord.  If Landlord, in approving any work, specifies a commencement date therefor, Tenant shall not commence any work prior to such date.  Tenant hereby indemnifies and agrees to defend and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant.  If permitted alterations, changes, or additions are made, they shall be made at Tenant’s expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at the time Landlord consents to such alteration, addition or improvement, require Tenant, at Tenant’s expense, to promptly both remove any such alteration, change or addition and repair counters, railings and the like installed by Tenant, and to repair any damage to the Premises caused by such removal and restore the Premises to the condition that existed prior to such alteration in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such restoration.  With regard to repairs, alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/supervision fee of fifteen percent (15%) of the total cost of all (i) work performed; (ii) materials, plans and drawings furnished; and (iii) all other costs and expenses related to such repairs, alterations or other work.

ARTICLE 10
LIENS

             Tenant shall keep the Premises, Building and Project free from any mechanics’ liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant shall defend, indemnify and hold harmless Landlord from and against any such lien, claim, liability or action thereon, together with costs of suit and reasonable attorneys’ fees incurred by Landlord in connection with any such lien, claim, liability or action.  Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days’ written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility) and shall secure, at Tenant’s own cost and expense, a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work.  In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys’ fees incurred by Landlord, and shall remit the balance thereof to Tenant.  If Landlord pays and discharges said lien, then Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in discharging such lien, including attorneys’ fees, within ten (10) days after the date of receipt of Landlord’s invoice therefor.

ARTICLE 11
PROJECT SERVICES

             11.1      Building Hours   Landlord agrees to furnish to the Premises from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, local and national holidays excepted (“Building Hours”), air conditioning and heat, elevator service, electric current (subject to Article 11.2) for normal lighting and fractional horsepower for office machines and, on the same floor as the Premises, water for lavatory and drinking purposes, all in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises.  Janitorial and maintenance services will be furnished five (5) days per week.  Such janitorial service shall be provided in accordance with standards for comparable class “A” office buildings in the City of El Segundo.  Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator, electrical and plumbing systems.  Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor dispute, breakdowns, accidents, necessary repairs or any other cause.  Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant for all overtime or additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at Landlord’s expense. Landlord’s obligation to render to the Premises services during non-Building Hours or above-standard building services shall be conditioned upon the payment by Tenant of all sums charged by Landlord for such services pursuant to this Article 11.

             11.2      Electricity Use.  Landlord shall supply electricity to the Premises during Building Hours in an amount sufficient to support a peak electrical demand in the Premises, inclusive of lighting, heating, ventilation and air conditioning and receptacle load (“Peak Demand”), in the amount of four (4) watts per usable square foot in the Premises.  Tenant shall not, without the prior written consent of Landlord, use electricity in the Premises that would cause the Peak Demand in the Premises to exceed four (4) watts per usable square foot in the Premises.  If Tenant shall require electric current to support a Peak Demand in excess of four (4) watts per usable square foot in the Premises, Tenant shall first obtain the written consent of Landlord.  Landlord may withhold consent or withdraw consent to a request for additional electricity in the Premises if (i) Landlord would be required to modify or increase the electrical capacity of the Building or Project to supply such additional electricity as a result of current or future tenant needs, or (ii) if as a result of supplying such excess electricity to Tenant, Landlord would be unable to furnish the other current or future tenants in the Building similar electric capacity as supplied to Tenant.

             Tenant shall install, as part of the Tenant Work, a separate meter to measure electricity supplied to the Premises.  Tenant shall pay to Landlord, within thirty (30) days after the date of Landlord’s invoice, the cost for all electricity supplied to the Premises during Building Hours in excess of a Peak Demand of four (4) watts per usable square foot as shown by said meter at the rate charged for such service by Landlord’s electricity provider, plus any reasonable additional expense incurred by Landlord in keeping account of the electricity so consumed.  The cost of electricity furnished to Tenant during Building Hours that does not exceed a Peak Demand of four (4) watts per usable square foot in the Premises shall be included within Operating Costs.  The cost of electricity furnished to Tenant during non-Building Hours that does not exceed one (1) watt per usable square foot in the Premises (excepting non-Building Hours lighting and heating, ventilation and air conditioning as set forth in Article 11.4 hereof) shall be included within Operating Costs.  Subject to Article 11.4 hereof, Tenant shall pay for the cost of electricity in excess of one (1) watt per rentable square foot in the Premises supplied to the Premises during non-Building Hours as measured by the separate meter at the rates charged for such service by Landlord’s electricity provider, plus any reasonable additional expense incurred by Landlord in keeping account of the electricity so consumed.

             Notwithstanding the foregoing, if Tenant installs a computer room, supplemental heating, ventilation and air conditioning units, or any equipment or special alterations in the Premises that use substantial amounts of electricity (collectively, “Supplemental Equipment”), all electricity supplied to such Supplemental Equipment shall be separately metered (as set forth below).  Tenant shall install a separate meter to measure the electricity supplied to the Supplemental Equipment and the cost of any such separate meter and the installation, maintenance and repair thereof shall be paid by Tenant.  The electricity supplied to the Supplemental Equipment shall be included in the four (4) watts per usable square foot of electricity supplied to the Premises during Building Hours and the one (1) watt per usable square foot of electricity supplied to the Premises during non-Building Hours and Tenant shall pay all costs of electricity supplied to the Supplemental Equipment in excess of four (4) watts per usable square foot in the Premises during Building Hours and one (1) watt per usable square foot in the Premises during non-Building Hours in accordance with the preceding paragraph.

             11.3      Heat Generating Machines.  If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.  Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

             11.4      After-Hours HVAC/Lighting.   If Tenant requires heating, ventilation and/or air conditioning during non-Building Hours, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord for the use of such equipment and service at Landlord’s prevailing rate, currently Thirty-eight Dollars ($38) per hour, which rate may change from time to time during the Lease Term.  Anything to the contrary contained in this Article 11 notwithstanding, if Tenant requires lighting in the Premises during non-Building Hours, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord for the use of such electrical service at Landlord’s prevailing rate, currently Five Dollars ($5) per hour, which rate may change from time to time during the Lease Term.

             11.5      Recurrent Utility Use  Landlord may impose a reasonable charge for any utilities or services, including without limitation electric current, required to be provided by Landlord by reason of any substantial recurrent use of the Premises other than during the times provided in Article 11.1 above.

ARTICLE 12
RIGHTS OF LANDLORD

             Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon twenty-four (24) hours notice (except no notice shall be required for entry for janitorial service or in case of emergency), for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants or purchasers of the Project, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, without liability to Tenant except for any failure to exercise due care for Tenant’s property, and without affecting this Lease.

ARTICLE 13
INDEMNITY, EXEMPTION OF LANDLORD FROM LIABILITY

             13.1      Indemnity  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or arising out of the use thereof and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members and from any and all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith; provided, however, the foregoing indemnity shall not apply to liability to the extent caused by the gross negligence or willful misconduct of Landlord.  Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

             13.2      Exemption of Landlord from Liability  Landlord shall not be liable for injury to Tenant’s business, or loss of income therefrom, or for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant.  Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Project.

             Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building is solely within Landlord’s discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon.  Landlord shall not be liable for losses due to theft, vandalism, or like causes.  Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent, or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

ARTICLE 14
INSURANCE

             14.1      Tenant's Insurance  Tenant, shall at all times during the Lease Term, and at its own cost and expense, procure and continue in force the following insurance coverage:  (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damage of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the annual aggregate, including products liability coverage if applicable, covering the use of the Premises and the performance of Tenant of the indemnity agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage (Tenant shall not be required to maintain earthquake coverage with respect to Tenant’s personal property, furniture and equipment) in an amount equal to the full replacement value new (or, with respect to Tenant’s personal property, furniture and equipment, “like-new”) without deduction for depreciation of all fixtures, furniture, and leasehold improvements installed by or at the expense of Tenant; and (iii) insurance on all plate or tempered glass in or enclosing the Premises; for the replacement cost of such glass.

             14.2      Form of Policies  The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.  Such insurance shall name Landlord and such other persons or firms with insurable interests, as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s) and shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide.  Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer.  All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any insurance requirement hereunder.  Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are expended.

             Additionally, Tenant shall maintain Worker’s Compensation required by law and shall provide Landlord with evidence of coverage.  Said evidence shall be in the form of a certificate of insurance and shall provide for Landlord to receive thirty (30) days notice of cancellation from the insurer.

             14.3      Landlord's Insurance  Landlord shall, at Landlord’s expense, procure and maintain at all times during the Lease Term, a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost new without deduction for depreciation thereof (exclusive of Tenant’s trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building.  Additionally, Landlord may (but shall not be required to) carry:  (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; (ii)
 Earthquake and/or Flood Damage Insurance; or (iii) Rental Income Insurance at its election or if required by its lender from time to time during the term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate.  The costs of all such insurance shall be included in Insurance Costs.

             14.4      Waiver of Subrogation  The parties release each other and their respective authorized representatives from any claims for damage to the Premises, and to the fixtures, personal property, improvements, and alterations of either Landlord or Tenant, in or on the Premises, Building or Project, that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.  Any policy or policies of fire, extended or similar casualty insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent any rights have been waived by the insured prior to the occurrence of injury of loss.

             14.5      Compliance with Law.  Tenant agrees that it will not, at any time, during the Lease Term, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Building.  Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Lease Term on the amount of insurance to be carried by Landlord on the Building resulting directly from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant.  If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.  Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15
ASSIGNMENT AND SUBLETTING

             Except as provided in Articles 15(g) and 15(h) below, Tenant shall not and have no power to, either voluntarily or by operation of law, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant’s employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld, subject to compliance with this Article 15.  If Tenant is a corporation, limited liability company, unincorporated association or partnership, the sale, assignment, transfer or hypothecation of any stock, membership or other ownership interest in such corporation, limited liability company, association or partnership in the aggregate of fifty percent (50%) or more shall be deemed a prohibited assignment within the meaning and provisions of this Article 15.  Tenant may transfer its interest pursuant to this Lease upon the following express conditions:

             (a)         That the proposed transferee shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if any of the following are applicable:

                         (i)         The use to be made of Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Building or Project, or (b) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which is the same as that stated in any percentage lease to, another tenant of the Building or Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

                         (ii)        The character, reputation or financial responsibility of the proposed transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

                         (iii)       The transferee is either a governmental agency or instrumentality thereof;

                         (iv)      The proposed transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

                         (v)       The terms of the proposed transfer will allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee to occupy space leased by Tenant pursuant to any such right); or

                         (vi)      Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6) month period immediately preceding the request for consent notice from Tenant.

            (b)       That Tenant shall pay Landlord’s standard processing fee (currently Five Hundred Dollars ($500), which fee may change from time to time during the Lease Term) and attorneys’ fees incurred in connection with the review of the request for consent to transfer, regardless of whether Landlord consents thereto;

            (c)        That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease;

            (d)       That an executed duplicate original of said assignment and assumption agreement or other transfer on Landlord’s then standard form, shall be delivered to Landlord within five (5) days after the execution thereof.  Such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto.  It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (hereinafter referred to as a “Transfer”) that (i) Tenant shall be required to pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with the review and execution thereof; (ii) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay as Additional Rent to Landlord over the term of such Transfer fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such Transfer, whether denominated rentals or otherwise which exceed (a) the costs of all tenant improvements made by Tenant for the transferee and amount of all tenant improvement allowances actually provided to and used by the transferee (amortized over the term of the Transfer); (b) the amount of brokerage fees actually paid by Tenant in connection with the Transfer (amortized over the term of the Transfer); and (c) the sums which Tenant is obligated to pay Landlord under this Lease; (iii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iv) any such Transfer and consent shall be effected on forms supplied or approved by Landlord and/or its legal counsel; (v) Landlord may require that an Event of Default not then exist hereunder; and (vi) Tenant or the proposed subtenant or assignee shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment.  If Landlord consents to a requested assignment or sublease, Tenant hereby agrees that (i) it shall thereupon be deemed, automatically and irrevocably to have assigned to Landlord as additional security for the performance and observance of Tenant’s obligations and covenants under this Lease, all rent or other sums received or to be received by Tenant in connection therewith and (ii) Landlord as assignee and as attorney-in-fact of Tenant, or a receiver for Tenant whether or not appointed on Landlord’s application, may collect such rent or other sums and apply the same toward Tenant’s obligations under this Lease.  Such power of attorney is a right coupled with an interest and is irrevocable.  Notwithstanding the foregoing, Tenant shall have the right to collect such rent and other sums unless and until Tenant commits any act of default hereunder.  Tenant hereby agrees and acknowledges that the above conditions imposed upon the granting of Landlord’s consent to any proposed Transfer by Tenant are reasonable.  If Tenant notifies Landlord of its desire to assign this Lease or any interest herein, to sublet all or any part of the Premises for more than fifty percent (50%) of the remainder of the Lease Term, or to sublet more than fifty percent (50%) of the Premises for any period, then in lieu of giving consent thereto, Landlord may, at Landlord’s option, elect to terminate this Lease as to the portion of the Premises to be sublet or assigned as of the proposed effective date of any proposed assignment or any such subletting.  Any sale, assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall be an Event of Default hereunder.  In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor.  No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant holding theretofore or thereafter accruing);

                         (e)            Tenant shall not enter into any sublease or assignment in which any of the following is applicable:

                                        (i)          The determination of the amount of rent is expressed in whole or in part as a percentage of the income or profits derived by the tenant or subtenant or assignee from the space leased (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales);

                                        (ii)         More than ten percent (10%) of rent is expressly attributable to personal property, determined at the time the personal property is placed in service and by reference to relative fair market values of the personal and other property of the tenant, subtenant or assignee (and not by reference to any allocation contained in the sublease or assignment documents); or

                                        (iii)        Services are expressly required to be rendered to a tenant or occupant unrelated to subtenant’s or assignee’s use of the space and primarily for its convenience and which are other than those usually or customarily rendered in connection with the rental of space for occupancy only; and

                           (f)         In any sublease or assignment in which the amount of rent is determined in whole or in part by reference to the gross sales or receipts of the subtenant or assignee such sublease or assignment shall contain a provision which prohibits subleasing or assigning or if subleasing or assigning is permitted it shall prohibit the tenant or any successor in interest from subleasing all or any portion of its leasehold interest for an amount of rent determined in whole or in part from the income or profits derived by any person from such interest (other than an amount based in a fixed percentage or percentages of receipts or sales).

                           (g)        Notwithstanding anything contained in this Article 15, so long as no Event of Default by Tenant then exists under this Lease, and En Pointe Technologies, Inc., a Delaware corporation (“EPT”), is the Tenant hereunder, and subject to the satisfaction of the conditions set forth in this Article 15(g), Tenant shall have the right to assign this Lease or sublet all or a portion of the Premises to an Affiliate of EPT at any time, without the prior written consent of Landlord but otherwise subject to all of the terms of this Article 15  except for Article 15(d)(ii) and except that Landlord shall not have any recapture right with respect to such assignment or subletting.  Notwithstanding the foregoing, such assignment or sublease shall not be effective until Tenant has given Landlord all of the following at least thirty (30) days prior to the effective date of such assignment or sublease; (i) written notice of such assignment or sublease, (ii) the identity of the assignee or subtenant, (iii) an executed copy of the assignment or sublease (which shall include an undertaking by the assignee or subtenant to assume, perform and be bound by all of the obligations of Tenant under this Lease with respect to the portion of the Premises assigned or subleased and which shall specify that such assignment or sublease is not effective until the conditions in this Article 15(g) have been satisfied), and (iv) such financial information with respect to the assignee or subtenant as Landlord may reasonably request.  In no event shall such assignment or subletting release EPT as Tenant from its primary liability under this Lease.  As used herein, “Affiliate” shall mean any entity controlling, controlled by or under common control with EPT.  The term “control” shall mean the ownership of fifty-one percent (51%) or more of the ownership and/or economic interest of an entity.  The rights granted to EPT hereunder to assign or sublet the Premises to an Affiliate of EPT may not be transferred or assigned to any third party.  Any additional assignment or subletting by Tenant’s Affiliates shall be subject to all of the terms and conditions of this Article 15.

                           (h)        Notwithstanding anything to the contrary contained in this Article 15, so long as no Event of Default by Tenant then exists under this Lease and EPT is the Tenant hereunder, and subject to the satisfaction of the conditions set forth in this Article 15(h), Tenant shall have the right to assign this Lease without Landlord’s consent to any entity resulting from a merger or consolidation of EPT with another entity or the acquisition by another entity of all or substantially all of the assets of EPT, provided:  (i) such entity has a net worth immediately after such merger, consolidation or acquisition of at least Fifty Million Dollars ($50,000,000.00); (ii) Tenant gives Landlord at least thirty (30) days’ prior written notice of such transfer identifying the surviving entity of such merger or consolidation, or the entity acquiring all or substantially all of the assets of EPT, as applicable; (iii) Tenant provides Landlord with such financial information as Landlord may reasonably require to verify that the applicable assignee satisfies the net worth requirement set forth herein; and (iv) in the case of any transfer of all or substantially all of the assets of Tenant to another entity, the transferee promptly executes and delivers to Landlord an assumption of all of Tenant’s obligations under this Lease.  Notwithstanding any assignment of the Lease pursuant to this Article 15(h), all of the terms of the Lease shall remain in full force and effect and EPT shall not be released from its obligations and primary liability under this Lease.  The rights granted to EPT under this Article 15(h) are personal to EPT and may not be transferred or assigned to any third party.

ARTICLE 16
DAMAGE OR DESTRUCTION

             Except as provided in Article 9, if the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by and at the expense of the Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord’s reasonable opinion, be made within ninety (90) days after the occurrence of such damage without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less).  If the damage is due to the fault or neglect of Tenant or its employees, agents or visitors, there shall be no abatement of rent.  If repairs cannot, in Landlord’s reasonable opinion, be made within ninety (90) days after the occurrence of the damage, Landlord may, at its option, make them within a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated in the manner provided in this Article 16.  Landlord’s election to make such repairs must be evidenced by written notice to Tenant within thirty (30) days after the learning of the occurrence of the damage.  If Landlord does not so elect within such thirty (30) day period to make such repairs which cannot be made within ninety (90) days, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage.  A total destruction of the Project shall automatically terminate this Lease.  Except as provided in this Article, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant understands that Landlord will not carry insurance of any kind for Tenant’s furniture, furnishings, fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same.  With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

ARTICLE 17
SUBORDINATION

             As of the date of this Lease, the Project is not encumbered by any ground lease, mortgage or deed of trust.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises or the Project or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that any such ground lessor, beneficiary or mortgagee agrees in its standard institutional subordination, non-disturbance and attornment agreement (“SNDA”) not to disturb Tenant as long as Tenant is not in default under this Lease.  The SNDA shall provide, without limitation, that such ground lessor, beneficiary or mortgagee shall not (i) be bound by any payment of rent or additional rent for more than one (1) month in advance, except advance rental payments expressly provided in this Lease; (ii) be liable for any act or omission of Landlord; or (iii) be subject to any offset or defense arising prior to the date such ground lessor terminates Landlord’s leasehold estate or such mortgagee or beneficiary acquires title to the Project as applicable.  Tenant agrees to execute and deliver to Landlord the SNDA from Landlord’s ground lessor, beneficiary or mortgagee within ten (10) days after receipt thereof from Landlord.  If any such mortgagee or beneficiary elects to make this Lease superior to such mortgage or deed of trust, Tenant shall, within ten (10) days after Landlord’s request, execute any certificate or instrument confirming the same.  In the event of the enforcement by the mortgagee or beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, at the option of any person or party succeeding to the interest of Landlord as a result of such enforcement, attorn to and automatically become the Tenant of such successor-in-interest without change in the terms or other provisions of this Lease; provided, however, that such successor-in-interest shall not be bound by (a) any payment of rent or additional rent for more than one (1) month in advance, except advance rental payments expressly provided for in this Lease; (b) any modification to this Lease made without the written consent of such mortgagee or beneficiary or such successor-in-interest; (c) liable for any act or omission of Landlord; or (d) subject to any offset or defense arising prior to the date such successor-in-interest acquired title to the Project or Building.  Upon request by any mortgagee or beneficiary, Tenant shall execute and deliver an instrument or instruments confirming the attornment provided for herein.

ARTICLE 18
EMINENT DOMAIN

             If the whole of the Premises or so much thereof as to render the balance unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord’s option.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof as provided hereunder or for loss of goodwill or the interruption of, or damage to, Tenant’s business.  In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises.

ARTICLE 19
DEFAULT

             Each of the following acts or omissions of Tenant or of any guarantor of Tenant’s performance hereunder, or occurrences, shall constitute an “Event of Default”:

                           (a)         Failure or refusal to pay Basic Rental, Additional Rent or any other amount provided hereunder within five (5) calendar days after the date of Tenant’s receipt of written notice from Landlord that the same is delinquent; provided, however, that if Landlord gives Tenant written notice of Tenant’s failure to pay Basic Rental, Additional Rent or any other amount provided hereunder once in any calendar year, then no further notice of any delinquency by Tenant in making any such payment shall be required for the balance of such calendar year and Tenant’s failure to pay Basic Rental, Additional Rent or any other sum due under this Lease within five (5) calendar days after the same becomes due or payable during the remainder of such calendar year shall be an Event of Default;

                           (b)        Failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure;

                           (c)         Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

                           (d)        The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

                           (e)         To the extent permitted by law, the filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement of for the appointment of a receiver of all or a portion of Tenant’s property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within sixty (60) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors.  Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

                           (f)         Tenant’s failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; and

                           (g)        The occurrence of any event defined elsewhere in this Lease as an Event of Default.

ARTICLE 20
REMEDIES

                           (a)         In the event of a breach of or default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.  If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to, the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.  The “worth at the time of award” of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of ten percent (10%) per annum.  The “worth at the time of award” of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  Further, Tenant shall be liable for all leasing commissions paid by or owing by Landlord arising from this Lease and any extensions thereof.

                           (b)        Nothing in this Article 20 shall be deemed to affect Landlord’s right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

                           (c)         Notwithstanding anything to the contrary set forth herein, Landlord’s re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall enforce all of Landlord’s rights and remedies hereunder including, without limitation, the right to recover from Tenant as it becomes due hereunder all Basic Rental, Additional Rent and other charges required to be paid by Tenant under the terms hereof.

                           (d)        All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord’s right to exercise any other right or remedy.

                           (e)         Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.  In addition to such interest:  (a) if Basic Rental is not paid within five (5) days after the same is due, a late charge equal to one and one half percent (1 1/2%) of the amount overdue or One Hundred Dollars ($100), whichever is greater, shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant’s late payment and (b) an additional charge of Twenty-five Dollars ($25) shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord’s additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord’s actual damage in such event.  Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease.

                           (f)         Tenant shall be liable for any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

ARTICLE 21
TRANSFER OF LANDLORD'S INTEREST

             Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Project and any other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the rights and obligations of Landlord hereunder), Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations.

ARTICLE 22
BROKERS

             Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this Lease except CB Richard Ellis, Inc. and The Seeley Company.  Except as to commissions and fees to be paid as provided in this Article 22, Tenant shall indemnify, defend and hold harmless Landlord from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Landlord by any broker, finder or other person with whom Tenant has or purportedly has dealt with in connection with the Premises and the negotiation and execution of this Lease.  Landlord shall pay broker leasing commissions to CB Richard Ellis, Inc. in connection with the negotiation and execution of this Lease pursuant to a separate agreement, and CB Richard Ellis, Inc. shall pay The Seeley Company a portion of such broker leasing commissions.  Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this Lease or to any expansion or relocation of the Premises at any time.

ARTICLE 23
PARKING

             Tenant shall be entitled to use of the number of unreserved parking spaces set forth in Article 1.9 of Basic Lease Provisions.  Tenant shall pay the prevailing monthly parking charges for the use of such unreserved parking spaces, which rates may change from time to time during the Lease Term.  As of the date of this Lease, the prevailing monthly parking charge for unreserved parking spaces is Fifty Five Dollars ($55) per month.  Such parking shall be available upon reasonable terms and conditions to be established from time to time by Landlord or Landlord’s operator of such parking facilities.  Tenant agrees not to overburden the parking facility and agrees to cooperate with Landlord’s other tenants in the use of the parking facilities.  Landlord reserves the right to determine, in its reasonable discretion, whether the parking facilities are becoming overburdened and allocate assigned parking spaces among Tenant and the other tenants.  All visitor parking shall be in parking areas designated by Landlord upon terms and conditions to be established from time to time by Landlord or Landlord’s operator of such parking facilities.

ARTICLE 24
WAIVER

             No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  No provision of this Lease may be waived, except by an instrument in writing executed by the waiving party.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved.  No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.  Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto.  Accordingly Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

ARTICLE 25
ESTOPPEL CERTIFICATE

             Tenant shall, at any time and from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information, (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant’s Security Deposit, if any; (iv) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed; and (v) such other information regarding the Lease as may be requested by Landlord.  It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property.  Tenant’s failure upon Landlord’s reasonable request to deliver such statement within such time shall, at the option of Landlord, constitute an Event of Default under this Lease.  Furthermore, Tenant’s failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct.  Tenant agrees to execute all documents required in accordance with this Article 25 within ten (10) days after delivery of said documents.

ARTICLE 26
LIABILITY OF LANDLORD

             The liability of Landlord, any agent of Landlord, or any of the respective officers, directors, shareholders, or employees to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Project.  Tenant agrees to look solely to Landlord’s interest in the Project for the recovery and satisfaction of any judgment against Landlord, and any agent of the Landlord, or any of their respective officers, directors, shareholders and employees.

ARTICLE 27
INABILITY TO PERFORM

             This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of unavailability of materials, strike or other labor troubles or any other cause previously or at such time beyond the reasonable control of anticipation of Landlord.

ARTICLE 28
HAZARDOUS MATERIALS

             28.1      Environmental Law Compliance  During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Article 28.4 hereof) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

             28.2      Prohibition  Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Article 28.4 hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

             28.3      Indemnity  Tenant agrees to defend, indemnify and hold harmless Landlord from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Project which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”).  The provisions of this Article 28 shall survive the expiration or sooner termination of this Lease.

             28.4      Definitions  As used herein, the following terms shall have the following meanings:  “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority.  “Environmental Law(s)” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.  “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.  “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

ARTICLE 29
SURRENDER OF PREMISES; REMOVAL OF PROPERTY

             29.1      No Merger.  The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

             29.2      Surrender.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs (including those necessitated by damage from casualty or condemnation) which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, including, without limitation the Existing Furniture, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed and restore such areas to the condition that existed prior to the installation thereof in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such repair and restoration.

             29.3      Disposition of Personal Property.  Whenever Landlord shall reenter the Premises as provided in Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Lease Term (or within forty-eight (48) hours after a termination by reason of Tenant’s default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale:  first, to the cost and expense of such sale, including reasonable attorneys’ fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

             29.4      Removal of Alterations  All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Lease Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Lease Term unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Article 9 above.  Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to:  all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

ARTICLE 30
MISCELLANEOUS

             30.1      Mortgage Protection  Upon any default on the part of Landlord, Tenant shall give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which in no event shall be less than ninety (90) days), including time to obtain possession of the Premises by power of sale or judicial foreclosure if such should prove necessary to effect a cure.  Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof.  Tenant shall not make any prepayment of monthly rent more than one (1) month in advance without the prior written consent of each such lender.  Tenant waives the collection of any security deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s) deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the security deposit.  Tenant agrees to make all payments under the Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender.  Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord.

             30.2      Recording  Neither Landlord nor Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.

             30.3      Financial Statements  At any time during the term of this Lease, Tenant shall, upon ten (10) days’ prior written notice from Landlord in connection with a proposed sale or financing of the Project, provide Landlord with a current financial statement and, if available, financial statements of the two (2) years prior to the year of the current financial statement.  Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

             30.4      Severability; Entire Agreement  Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and any such other provisions shall remain in full force and effect.  This Lease and the Exhibits constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.  No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest.  This Lease shall be governed by and construed in accordance with the laws of the State of California.

             30.5      Attorneys' Fees

                           (a)         If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys’ fees in such suit and such attorneys’ fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                           (b)        Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to indemnify, defend and hold Landlord harmless from any judgment, claim or liability rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection with such litigation.

                           (c)         Reasonable attorneys’ fees shall include fees for services rendered prior to the commencement of any such action or litigation and, when legal services are rendered by an attorney at law who is an employee of a party, shall be determined as to amount, including overhead, by consideration of the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

             30.6      Time of Essence  Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent to Tenant’s right to remain in possession of the Premises or to have this Lease continue in effect.

             30.7      Headings  The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof.  The terms “Landlord” and “Tenant” as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

             30.8      Reserved Area  Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant’s use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

             30.9      No Option  The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

             30.10    Use of Project Name; Improvements   Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord.  In the event that Landlord undertakes any additional improvements on the real property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby and rental hereunder shall under no circumstances be abated; provided, however, that Landlord shall use reasonable efforts to perform such construction in a manner that does not materially interfere with Tenant’s use of the Premises.

             30.11    Rules and Regulations  Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease as Exhibit “B” and made a part hereof, and such other rules and regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein.  Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project.  A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

             30.12    Quiet Possession  Upon Tenant’s paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

             30.13    Additional Rent  All amounts which Tenant is required to pay hereunder (other than Basic Rental) and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant shall be deemed to be “Additional Rent” hereunder, whether or not described or designated as such.  Upon Tenant’s non payment of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the non-payment of Basic Rental.

             30.14    Substitute Premises  With respect to the Ninth Floor Premises, Landlord shall have the right at any time during the Lease Term, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building (provided that such space shall be located on or above the ninth (9th) floor of the Building) of approximately the same size and containing the same tenant improvements (which tenant improvements shall be constructed by Landlord at Landlord’s sole cost and expense) as the Ninth Floor Premises and remove and place Tenant in such space, with Landlord to pay all verified and previously approved costs and expenses incurred as a result of such removal of Tenant, exclusive of the cost of replacing Tenant’s existing supply of stationery and business cards.  Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease with respect to the Ninth Floor Premises and Tenant’s prospective obligations hereunder with respect to the Ninth Floor Premises effective ninety (90) days after the date of Landlord’s original notification to Tenant of its intent to relocate Tenant.  If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and shall be deemed applicable to such new space and such new space shall thereafter be deemed to be the “Substituted Ninth Floor Premises” as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

             30.15    Successors and Assigns  Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

             30.16    Notices  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, addressed to Tenant at the Premises or to Landlord at the address of the place from time to time established for the payment of rent and which shall be effective upon proof of delivery.  Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes.  A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

             30.17    Persistent Delinquencies  In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to require Tenant to pay Basic Rental and Additional Rent in advance on a quarterly basis.

             30.18    Right of Landlord to Perform  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.  If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable period of notice and cure period set forth in this Lease, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided.  All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

             30.19    Access, Changes in Project, Facilities, Name

                           (a)         Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                           (b)        Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, bearing columns and ceilings of the Premises.

                           (c)         Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable; provided, however, Landlord shall use reasonable efforts to perform such modifications in a manner that does not materially interfere with Tenant’s use of or access to the Premises.

                           (d)        Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Building at any time upon notice to Tenant.

             30.20    Corporate Authority  If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.  Concurrently with the execution of this Lease, Tenant shall provide to Landlord a copy of such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation, or other written evidence satisfactory to Landlord showing the authority of the individuals executing this Lease on behalf of Tenant to execute this Lease and bind the corporation.

             30.21    Identification of Tenant

            (a)                   If more than one person executes this Lease as Tenant, (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (ii) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (iii) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

            (b)                   If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30.21 as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

                        (i)        The liability of each of the parties comprising Partnership Tenant shall be joint and several.

                        (ii)       Each of the parties comprising the Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant.

                        (iii)      Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

                        (iv)      If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

                        (v)       Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall violate the provisions of clause (iv) of this Article 30.21 or relieve any such new partner of his obligations thereunder).

             30.22    Building Codes  Any and all costs attributable to or related to the applicable building codes of the City of El Segundo (or any other authority having jurisdiction over the Project) arising from Tenant’s plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense.

             30.23    Transportation and Energy Management  Tenant shall fully comply with all present and future programs intended to manage parking, transportation, traffic, energy or any other programs affecting the Project.

             30.24    ERISA Certificate  Concurrently with the execution and delivery of this Lease, Tenant shall execute and deliver to Landlord an ERISA Certificate in the form attached hereto as Exhibit “E”.

             30.25    Exhibits  The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

             30.26    Waiver of Jury Trial  LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTIES ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR OTHERWISE VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND TO ACCEPT THIS LEASE.

ARTICLE 31
OPTION TO EXTEND

             31.1      Grant of Option  Landlord hereby grants to Tenant two (2) options (the “Options”) to extend the initial Lease Term (“Initial Term”) for additional periods of five (5) years each (each, an “Option Term”) upon and subject to the terms and conditions set forth in this Lease.  The first Option Term shall commence upon the expiration of the Initial Term and the second Option Term shall commence upon the expiration of the first Option Term.  Tenant may not exercise the second Option if Tenant has not exercised the first Option.  Tenant shall have no right to extend the Initial Term except as provided herein.  The Options shall be personal to En Pointe Technologies, Inc. and shall not be transferable or assignable to any assignee of the Lease.  Each Option shall be exercised, if at all, by Tenant’s delivery of written notice of exercise to Landlord no later than nine (9) months nor earlier than twelve (12) months prior to the expiration date of the Initial Term, with respect to the first Option, or the first Option Term, with respect to the second Option.  The Basic Rental to be paid during each Option Term shall be the Prevailing Market Rental, as hereinafter defined.  As used herein, the term “Prevailing Market Rental” shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party tenant comparable to Tenant desiring to lease the Premises for the applicable Option Term, taking into account the age of the Project, the size of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the quality of construction of the Project and the Premises, the services provided under the terms of the Lease, the rental and brokers commissions then being paid for the renewal of leases of space comparable to the Premises in the City of El Segundo and all other factors that would be relevant to a third party in determining the rental such party would be willing to pay to lease the Premises for the applicable Option Term (including any concessions then being offered); provided, however, in no event shall the Prevailing Market Rental be less than the Basic Rental payable by Tenant to Landlord at the expiration of the Initial Term, with respect to the first Option, or the first Option Term, with respect to the second Option.  Tenant’s exercise of an Option shall be of no force and effect if Tenant is in default under any of the terms, covenants or conditions of this Lease at the time of Tenant’s exercise of the applicable Option; provided, however, Tenant may still exercise the applicable Option if Tenant cures such default within the applicable cure period and exercises such Option prior to the expiration of the time period set forth above for such exercise.  If (i) an Event of Default occurs at any time after Tenant exercises the applicable Option or (ii) Tenant does not occupy all of the Premises, either at the time Tenant exercises the applicable Option or at any time thereafter prior to the commencement date of the applicable Option Term (each, an “Option Commencement Date”), then, in each case, Tenant’s exercise of the applicable Option shall be of no force and effect and Tenant shall have no rights hereunder to extend the term of this Lease for the applicable Option Term.

             31.2      Determination of Prevailing Market Rental  On or before five (5) days after Tenant provides Landlord with notice of Tenant’s exercise of an Option, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto.  If Landlord and Tenant are unable to reach agreement on the Prevailing Market Rental within ten (10) days after the date negotiations commence, then the Prevailing Market Rental shall be determined as follows:

                           (a)         If Landlord and Tenant are unable to agree on the Prevailing Market Rental within said ten (10) day period, then, within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Market Rental.  If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two estimates; provided, however, in no event shall the Prevailing Market Rental be less than the Basic Rental payable by Tenant to Landlord at the expiration of the Initial Term, with respect to the first Option, or the first Option Term, with respect to the second Option.

                           (b)        If the matter is not resolved by the exchange of estimates as provided in subparagraph (a) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange of such estimates, require that the disagreement be resolved by arbitration.  Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten (10) years’ experience in appraising office space in the County of Los Angeles, California.  If the parties cannot agree on an appraiser, then, within a second period of seven (7) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria and, within a third period of seven (7) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria and the third appraiser shall determine the Prevailing Market Rental pursuant to subparagraph (c) below.  If one party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

                           (c)         Once the arbitrator has been selected as provided for in subparagraph (b) above, then, as soon as practicable but in any case within fourteen (14) days thereafter, the arbitrator shall select one of the two estimates of the Prevailing Market Rental submitted by Landlord and Tenant, which estimate shall be the one that is closer to the Prevailing Market Rental as determined by the arbitrator; provided, however, in no event shall the Prevailing Market Rental be less than the Basic Rental payable by Tenant to Landlord at the expiration of the Initial Term, with respect to the first Option, or the first Option Term, with respect to the second Option.  The arbitrator’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal.  If the arbitrator believes that expert advice would materially assist such arbitrator, then the arbitrator may retain one or more qualified persons, including, but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice.  The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator and of any experts retained by the arbitrator; provided, however, that any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the party retaining such counsel or expert.

ARTICLE 32
SIGNAGE

             Tenant shall not place any sign upon the Premises, the Building or the Project or conduct any auction thereon without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.  Promptly following the Commencement Date, Landlord shall install Tenant’s name on the directory of the Building lobby in accordance with Landlord’s sign criteria.  Tenant shall pay Landlord’s standard charges for installation for Tenant’s directory sign.

             IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth above.

TENANT:

EN POINTE TECHNOLOGIES, INC., a Delaware corporation

By:

Its:

By:

Its:

LANDLORD:

PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company

By: GE Capital Investment Advisors, Inc., its manager

By:

Vice President

EXHIBIT “A-1”

NINTH FLOOR PREMISES EXHIBIT “A-2”
NINETEENTH FLOOR PREMISES

EXHIBIT “B”

RULES AND REGULATIONS

             1.          No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Landlord’s prior written consent.  Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

             2.          Tenant shall not obtain for use on the Premises ice, drinking water, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.  No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord’s prior written consent.

             3.          The sidewalks, hall, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant’s Premises.

             4.          Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

             5.          Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises; provided, however, the foregoing shall not prohibit the hanging of pictures or wall decorations.

             6.          In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Building.  Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Building, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord’s consent thereto, which consent Landlord shall have the right to deny.  Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Building or a nuisance to other Tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant upon Landlord’s written notice of such determination and demand for removal thereof.

             7.          Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

             8.          Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

             9.          Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

             10.        Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun’s rays fall directly on windows of the Premises.  Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system.  Tenant shall not tamper with or change the setting of any thermostats or control valves.

             11.        The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  Tenant shall not, without Landlord’s prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau.  The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose.  No auction shall be conducted on the Premises.

             12.        Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Building or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

             13.        No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except that the re-heating of food and the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted.  No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

             14.        The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

             15.        No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor.  Each tenant must, upon the termination of his tenancy, give to Landlord all keys of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

             16.        Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tend to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

             17.        Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays.  Each tenant shall be responsible for all persons for whom he requests after hours access and shall be liable to Landlord for all acts of such persons.  Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants’ initial move-in to their premises, and final departure therefrom.

             18.        Any person employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the office of the Building (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons).

             19.        All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress.

             20.        The requirements of tenants will be attended to only upon application to the Office of the Building.

             21.        Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

             22.        All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

             23.        No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord.  Tenant shall pay the cost of all electricity used for air conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

             24.        There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

             25.        All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time.  In the event that such limits are exceeded, Landlord shall have the right to remove any lighting fixture of any florescent tube or bulb therein as it deems necessary and/or to charge Tenant for the cost of the additional electricity consumed.

             26.        Parking

                           (a)         The parking garage shall be staffed from 5:00 a.m. to 8:00 p.m., Monday through Friday, state and federal holidays excepted, as revised from time to time by Landlord.

                           (b)        Automobiles must be parked entirely with the stall lines on the floor.

                           (c)         All directional signs and arrows must be observed.

                           (d)        The speed limit shall be 5 miles per hour.

                           (e)         Parking is prohibited in areas not striped for parking.

                           (f)         Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator).  Such parking identification device must be displayed as requested and may not be mutilated in any manner.  The serial number of the parking identification device may not be obliterated.  Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void.  There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card.

                           (g)        The monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month.  Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due.  No deductions or allowances from the monthly rate will be made for days parker does not use Parking Facilities.

                           (h)        Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking.

                           (i)          Landlord (and its operator) may refuse to permit any person who violates the within rules to park in the garage, and any violation of the rules shall subject the automobile to removal from the garage at the parker’s expense.  In either of said events, Landlord (or its operator) shall refund a prorata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

                           (j)          Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

                           (k)         Every parker is required to park and lock his own automobile.  All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

                           (l)          Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the parker at that time.

                           (m)        The Parking Facilities are for the sole purpose of parking one automobile per space.  Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

                           (n)        Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted City, State or Federal ordinances, laws or agreements.

                           (o)        Tenant agrees to acquaint all employees with these Rules and Regulations.

             27.        Smoking is expressly prohibited in the Premises and any and all enclosed areas within the Building or Project, including without limitation, the lobbies, restrooms and interior common areas.

EXHIBIT “C”

WORK LETTER AGREEMENT

             This Work Letter Agreement supplements the Standard Office Lease (the “Lease”) dated as of this ___ day of April, 2001 executed concurrently herewith by and between Landlord and Tenant, covering certain premises described in the Lease (the “Premises”).  All terms not defined herein shall have the same meaning as set forth in the Lease.

             1.          Plans and  Drawings for Premises.

                           1.1        Space Plans

                           Tenant shall cause Tenant’s architect to furnish for Landlord’s approval preliminary space plans sufficient to convey the architectural design of the tenant improvements required by Tenant in the Premises (“Space Plans”).  If Landlord shall disapprove of any part of the Space Plans, Landlord shall, within five (5) days after receipt thereof, advise Tenant in writing of Landlord’s objections thereto.  Landlord and Tenant shall thereafter negotiate in good faith to revise the Space Plans to remove Landlord’s objections.  After Landlord and Tenant have reached such agreement, Tenant shall furnish to Landlord for review and approval in accordance with the foregoing procedure a revision of the Space Plans incorporating the revisions agreed to by Landlord and Tenant.  Landlord and Tenant shall each indicate their reasonable approval of the Space Plans by initialing the same.

                           1.2        Final Working Drawings.

                           Tenant shall cause Tenant’s architect to prepare from the approved Space Plans and furnish to Landlord and Tenant for review and approval, complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical Working Drawings for (i) all of the Premises, showing the demising plan, improvements, and Tenant’s design work, (ii) Tenant’s electrical, plumbing and lighting requirements, and (iii) any internal or external communications or special utility facilities (collectively “Final Working Drawings and Specifications”; the work shown thereon being called the “Tenant Work”), all in such form and in such detail as may be reasonably required by Landlord.  Concurrently with the delivery of the Final Working Drawings and Specifications to Landlord for its approval, Tenant shall cause Tenant’s architect to deliver to Landlord and Tenant for review and approval: (i) a schedule of values allocating costs to the various portions of the work involved in the construction and installation of the improvements required by the Final Working Drawings and Specifications (“Schedule of Values”), (ii) an estimate of the total Work Cost (“Work Cost Estimate”) for the Tenant Work to which the Final Working Drawings and Specifications relate, and (iii) a tentative construction schedule for the Tenant Work represented by the Final Working Drawings and Specifications showing the anticipated commencement date and projected completion date (“Tentative Construction Schedule”).  Tenant’s architect and/or contractor shall provide all services necessary for the preparation of the Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate and Tentative Construction Schedule and for securing such permits and approvals as, by reason of the nature of the Tenant Work, shall be required from any governmental authority having jurisdiction over such work or for compliance with applicable statutes, codes, ordinances, rules or regulations deemed necessary by Landlord in connection with the Tenant Work, including, without limitation, OSHA and CAL-OSHA, life-safety and sprinklers.

                           If Landlord shall disapprove of any part of the Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate or Tentative Construction Schedule, Landlord shall, within five (5) days after receipt thereof, advise Tenant in writing of the reasons therefore and the modifications that are required by Landlord to approve the Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate and Tentative Construction Schedule.  Landlord and Tenant shall thereafter meet with Tenant’s architect and/or contractor and negotiate in good faith to modify the Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate and/or Tentative Construction Schedule to remove Landlord’s objections.  Once the parties have agreed on such modifications, Tenant shall cause Tenant’s architect and/or contractor to revise the Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate or Tentative Construction Schedule to incorporate the agreement of the parties and submit such revisions to Landlord for approval in accordance with the foregoing procedure.  The Final Working Drawings and Specifications shall comply with all conditions set forth in Section 1.3 below.  As soon as Landlord approves the Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate and Tentative Construction Schedule, Landlord and Tenant shall each sign the same.  As hereinafter used in this Work Letter Agreement, the term “Final Working Drawings and Specifications” shall mean the Final Working Drawings and Specifications (as defined hereinabove), Schedule of Values, Work Cost Estimate and Tentative Construction Schedule approved by Landlord, together with any Change Orders approved pursuant to Section 1.4 below.  All architectural and engineering fees and consultant fees incurred by Landlord in connection with Landlord’s review and approval of the Space Plans, Schedule of Values, Work Cost Estimate, Final Working Drawings and Specifications and Tentative Construction Schedule shall be deducted from the Allowance.

                           1.3        Requirements of Final Working Drawings and Specifications.

                           The Final Working Drawings and Specifications shall: (i) be in conformance with the base Building shell and with the design, construction and equipment of the Building and with Building standards and specifications in effect for the Project; (ii) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction, including, without limitation, all rules, regulations, ordinances or laws governing asbestos-containing material, hazardous waste, the Americans with Disabilities Act, OSHA, CAL-OSHA, life-safety, and sprinklers; (iii) comply with all applicable insurance regulations for fire resistive Class A Buildings; and (iv) include locations and complete and exact dimensions.

                           1.4        Changes at Tenant's Expense.

                           Once approved by Landlord, there shall be no change to the Final Working Drawings and Specifications approved by Landlord without the prior written consent of Landlord.  If Tenant desires to makes any changes to the Final Working Drawings and Specifications after approval thereof by Landlord, or if the Final Working Drawings and Specifications or any amendment thereof or supplement thereto shall require changes in the Building shell or base Building systems, the increased cost of the Building shell work or base Building systems work caused by such changes shall (to the extent such increase is in excess of the Allowance) be paid by Tenant, including without limitation, the cost of permits, consultants, mitigation fees, surcharges, additional supervisory fees, administrative fees, and all direct architectural and/or engineering fees and expenses, including the fees of Landlord’s architect and/or engineer incurred in reviewing any such changes, amendments or supplements to the Final Working Drawings and Specifications.  All Change Orders requested by Tenant shall be made in writing, shall include detailed plans and specifications therefor prepared by Tenant’s architect and shall specify the estimated amount of any added or reduced cost resulting therefrom.  Within five (5) business days following delivery of a Change Order, Landlord shall approve or disapprove the work contained in the Change Order.  If Landlord disapproves any Change Order, Landlord shall, within five (5) business days after receipt thereof, advise Tenant in writing of such revisions and the reasons therefor as are reasonably required by Landlord to approve the Change Order.  Landlord’s approval of a Change Order shall not be unreasonably withheld; provided, however, it shall not be deemed unreasonable for Landlord to withhold consent to any Change Order that requires changes in the Building shell and/or base Building systems.  If Landlord delivers written notice of disapproval of a Change Order, Landlord and Tenant shall thereafter negotiate in good faith to reach agreement upon revisions to the Change Order to remove Landlord’s objections thereto.  Change Orders may be approved orally by Landlord’s designated representative with written confirmation to be delivered to Landlord within five (5) business days thereafter.  If any such change, deletion or addition increases the cost of construction and installation of the Tenant Work in excess of the Allowance, Tenant shall pay the amount of the increase.

             1.5        No Representations or Warranties Regarding Plans.

                            In no event shall the approval by Landlord of the Space Plans and/or the Final Working Drawings and Specifications, or any Change Order constitute a representation or warranty by Landlord of (i) the accuracy or completeness thereof, (ii) the absence of design defects or construction flaws therein, or (iii) compliance thereof with applicable statutes, laws and ordinances and Tenant agrees that Landlord shall incur no liability by reason of such approval.

             2.          Selection of Contractor.

                           2.1        Contractors.

                           At such time as Landlord and Tenant have approved the Final Working Drawings and Specifications, Tenant shall request bids for the installation of the Tenant Work from three contractors selected by Tenant from Landlord’s list of approved contractors and Tenant shall select a contractor (“Contractor”) from the bids received.  Thereafter, Tenant shall submit to Landlord, for Landlord’s approval, Tenant’s construction contract with its Contractor.  Such construction contract shall be consistent with the terms of this Work Letter Agreement.  Within five (5) business days following the delivery of the construction contract, Landlord shall either approve such contract or deliver to Tenant written objections thereto.  If Landlord disapproves the construction contract or any part thereof, then Landlord and Tenant shall negotiate in good faith to reach agreement as expeditiously as possible on such disapproved items and any necessary amendments to the contract.  Following Landlord’s approval, Tenant shall not amend or consent to the amendment of the construction contract without Landlord’s prior written approval.  Prior to commencement of construction of the Tenant Work, Tenant shall submit to Landlord a list of subcontractors to be used by Contractor in the construction of the Tenant Work.  Any of the subcontractors on such list may be used unless Landlord provides written notice of Landlord’s reasonable disapproval (together with an explanation therefor) of one or more subcontractors to Tenant within ten (10) days after receipt of such list.  Once the Final Working Drawings and Specifications are complete, Tenant’s architect and/or Contractor shall obtain a building permit from the City of El Segundo for the portion of the Tenant Work to which such Final Working Drawings and Specifications are applicable. Tenant shall not commence construction or installation of the Tenant Work until all necessary permits and approvals required for the construction and installation of the Tenant Work have been obtained and a copy of all such permits, licenses, and approvals has been provided to Landlord.

             3.          Construction

                           3.1        Tentative Construction Commencement and Completion of Construction.

                           At such time that Tenant’s architect and/or Contractor has obtained a building permit and all other necessary approvals for construction of the Tenant Work and Tenant and its Contractor(s) have delivered certificates of insurance for the insurance required by this Work Letter Agreement, Tenant may commence construction of the Tenant Work in accordance with the Final Working Drawings and Specifications, and, once commenced, shall pursue the same diligently to completion.  Promptly upon the commencement of the Tenant Work, Tenant shall furnish Landlord with a revised Tentative Construction Schedule setting forth the anticipated commencement date and projected completion date of the Tenant Work.  Tenant shall give Landlord at least ten (10) days prior written notice of commencement of any construction to enable Landlord to post in the Building a notice of non-responsibility respecting the Tenant Work.  Tenant shall minimize any disturbance to other tenants of the Project caused by such construction.  All work done in connection with the Tenant Work shall be performed in compliance with the Project’s construction rules and regulations and all applicable laws, ordinances, rules, orders, and regulations of all federal, state, county and municipal governments or agencies and with all directives, rules, and regulations of the fire marshal, health officer, building inspector, or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction over the Premises.  In particular, Tenant shall, as part of the Tenant Work, make any and all improvements to the Premises that are necessary to cause the same to comply with the Americans With Disabilities Act and all other regulations promulgated thereunder.

                           3.2        Building Systems.

                           If any shutdown of plumbing or electrical equipment becomes necessary during the course of construction of any of the Tenant Work, Tenant shall notify Landlord and Landlord will determine when such shutdown may be made.  Landlord may require that any such shutdown shall be made only if an agent or employee of Landlord is present.  Tenant shall repair any damage to the Building or Project arising out of the construction of the Tenant Work to the extent caused by Tenant, its agents, Contractor(s), subcontractors, or material suppliers.  All such repairs shall be made at Tenant’s sole cost and expense.

                           3.3        Inspections.

                           In addition to any right of Landlord under the Lease and this Work Letter Agreement to enter the Premises for the purpose of posting notices of nonresponsibility, and the right of Landlord’s construction manager to enter the Premises to supervise the Tenant Work, Landlord, its officers, agents, and/or employees shall have the right upon reasonable notice at all reasonable times during the construction period to enter upon the Premises and inspect the Tenant Work to determine that the same is in conformity with the Final Working Drawings and Specifications and all requirements of this Work Letter Agreement.  The foregoing notwithstanding, Landlord is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant shall not rely upon Landlord therefor.

                           3.4        Walk-Through of Tenant Improvements.

                           Within ten (10) days following the completion of the Tenant Work (subject to minor punchlist items), Tenant shall notify Landlord of the completion thereof and shall provide Landlord an opportunity to inspect the same.  Within ten (10) days following Tenant’s notice, Landlord (or its representative) shall walk-through and inspect the Tenant Work, and shall either approve such work or advise Tenant in writing of any defects or uncompleted items. Tenant shall promptly repair such defects or uncompleted items to Landlord’s reasonable satisfaction.  Landlord’s approval of the Tenant Work, or Landlord’s failure to advise Tenant of any defects or uncompleted items in the Tenant Work, shall not relieve Tenant of responsibility for constructing and installing the Tenant Work substantially in accordance with the Final Working Drawings and Specifications, the Schedule of Values, this Work Letter Agreement, and in conformance with all applicable laws, statutes and ordinances.

                           3.5        Completion of Tenant Improvements.

                           Upon completion of the Tenant Work, Tenant shall:  (a) obtain and deliver to Landlord a certificate of occupancy for the Tenant Work from the governmental agency having jurisdiction thereof, if applicable; (b) make available to Landlord receipted invoices (or invoices with canceled checks attached) from Tenant’s Contractor(s) showing evidence of full payment for such portion for the Tenant Work; (c) deliver to Landlord a full set of reproducible as-built computer-aided-design (also known as “CAD”) drawings for the Tenant Work (including all Change Orders) to the extent applicable, including, without limitation, architectural drawings, structural drawings, mechanical drawings, including plumbing, fire sprinkler, electrical and life safety; (d) a copy of the building permit or permits for the Tenant Work with final sign-off by the City of El Segundo; (e) complete Landlord’s punch list items provided by Landlord to Tenant in accordance with Section 3.4 above; and (f) deliver to Landlord copies of all written construction and equipment warranties related to the portions of the Tenant Work involving Building systems or those portions of the Premises Landlord is required to maintain or repair under the Lease.  Tenant shall make such receipted invoices (or invoices with canceled checks attached) from Tenant’s Contractor(s) available to Landlord for a period of one (1) year following completion of the Tenant Work.

                           3.6        Protection Against Lien Claims.

                           Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Work, to diligently file or procure the filing of a valid notice of completion within twenty (20) days following completion of construction of the Tenant Work, to diligently file or procure the filing of a notice of cessation upon a cessation of labor of the Tenant Work for a continuous period of thirty (30) days or more, and to take all steps to forestall the assertion of claims of lien against the Project or any part thereof or right or interest appurtenant thereto by contractors retained by Tenant in connection with the Tenant Work.  In the event that there shall be recorded against the Premises or Building or the property of which the Premises is a part any claim or lien arising out of the Tenant Work, and such claim or lien shall not be removed from title or discharged within the time period specified in Article 10 of the Lease, then Landlord may exercise its right to remove said liens in accordance with Article 10 of the Lease.

                           3.7        Additional Work.  As part of the Tenant Work, Tenant shall disconnect any supplemental heating, ventilating and air conditioning units (“Supplemental HVAC Units”) located in the Premises that are currently connected to condenser water system provided by NCR International, Inc. under its sublease of the Premises and, if Tenant intends to use such Supplemental HVAC Units during the Lease Term, to cause the same to be connected to the condenser water system operated by Landlord.  In addition, Tenant shall, as part of the Tenant Work, install a synergistic meter to measure the electricity supplied to any such Supplemental HVAC Units in the Premises.  Tenant shall pay for electricity supplied to any Supplemental HVAC Units in accordance with Article 11.2 of the Lease.

             4.          Allowance and Work Cost.

                           4.1        Allowance.

                           Subject to the terms and conditions set forth in this Work Letter Agreement, Landlord shall reimburse Tenant for Work Cost (defined below) incurred by Tenant in constructing and installing the Tenant Work (as defined in this Work Letter Agreement) in an amount not to exceed Two Hundred Seventy Thousand Six Hundred Seventy-five Dollars ($270,675.00) ($7.50/rentable square foot x 36,090 rentable square feet) (the “Allowance”).

                           4.2        Work Cost.

                           “Work Cost” means: (i) all design, architectural and engineering fees and consultant fees incurred by Tenant and Landlord in connection with the preparation, review and approval of the Space Plans and Working Drawings and Final Working Drawings and Specifications, Schedule of Values, Work Cost Estimate and Tentative Construction Schedule; (ii) governmental agency plan check, permit and other fees; (iii) sales and other taxes; (iv) Title 24 fees; (v) inspection costs; (vi) the actual costs and charges for material and labor, Contractor’s profit and general overhead incurred by Tenant for the Tenant Work and the Additional Work; and (vii) Landlord’s construction manager’s fee.

                           4.3        Disbursement of Allowance.

                           Commencing on June 1, 2002, Tenant may request disbursements from the Allowance.  Landlord shall not be obligated to make any disbursements of the Allowance so long as an Event of Default by Tenant exists under the Lease.  No disbursements shall be made until the Final Working Drawings and Specifications, Tenant’s Work Cost Estimate and Schedule of Values are approved by Landlord.  Each request for disbursement shall be accompanied by:  (i) a written request for disbursement itemizing each category of cost for which payment is requested, in form and content reasonably acceptable to Landlord; (ii) conditional lien releases, in a form and content satisfactory to Landlord, from all persons and entities providing work or materials covered by such request; (iii) unconditional lien releases from all persons or entities providing work or materials who were paid out of the prior disbursement; and (iv) invoices, vouchers, statements, affidavits and/or other documents in a form reasonably acceptable to Landlord which substantiate and justify the disbursement requested.  Within thirty (30) days after Landlord’s receipt of each fully completed disbursement request, Landlord shall pay ninety percent (90%) of the portion of the Allowance sought to be disbursed (or one hundred percent (100%) of that amount if the Tenant has requested only ninety percent (90%) of the value of the work completed) directly to the Tenant, or to the Contractor(s) and the subcontractors, laborers, or suppliers entitled thereto; provided, however, Landlord reserves the right to reasonably disapprove some or all of the matters disclosed by such disbursement request which are not items included within the definition of Work Cost and to withhold the amounts relating to the disapproved matters from the disbursement.  The ten percent (10%) remaining after any of the above disbursements shall be paid by Landlord within thirty-five (35) days after all of the following have occurred: (i) Tenant has submitted a final request for disbursement in accordance with the procedure set forth in this Section 4.3, (ii) a notice of completion has been recorded with respect to the Tenant Work, and (iii) no lien claim shall have been recorded within the thirty (30) day period following such recordation (or if there be a lien claim, such lien shall have been removed).  If the approved Schedule of Values exceeds the Allowance, then each disbursement shall be in an amount equal to the proportion of the Tenant Work completed and covered by the disbursement request, as determined under the approved Schedule of Values, multiplied by a fraction, the numerator of which is the Allowance, and the denominator of which is the approved Schedule of Values.  In such event, Tenant shall pay to the Contractor and all persons entitled thereto any portions of the Work Cost not paid through the Allowance.  Notwithstanding the foregoing, Landlord shall have no obligation to disburse any amounts from the Allowance after December 1, 2002.

                           5.          Authorized Representatives.

                           Tenant shall furnish Landlord with a written list of Tenant’s authorized construction representatives for the Tenant Work.  Only such construction representatives are authorized to execute Change Orders or other documents on behalf of Tenant related to the Tenant Work, and without the signature of such authorized construction representative, no such document shall be binding upon Tenant.  Tenant may from time to time change or add to the list of authorized construction representatives by giving Landlord written notice of the addition or change.

             6.          Indemnity and Insurance.

                           6.1        Indemnity.

                           Tenant shall indemnify and hold harmless Landlord against any and all liability, claims, mechanics liens, judgments, or demands, including demands arising from injuries to or death of persons (Tenant’s employees, Tenant’s Contractor, employees of Tenant’s Contractor(s) and employees of all subcontractors and sub-subcontractors of Tenant’s Contractor included) and damage to property, or any other loss, loss of rent, damage, or expense, arising directly or indirectly out of the obligations herein undertaken or out of the operations conducted by Tenant and/or its Contractor(s), subcontractors or sub-subcontractors, including those in part due to the negligence of Landlord save and except liability, claims, judgments or demands arising through the sole negligence or sole willful misconduct of Landlord and will make good to and reimburse Landlord for any expenditures, including actual attorneys’ fees, which Landlord may incur by reason of such matters and, if requested by Landlord will defend any such suits at the sole cost and expense of Tenant.

                           6.2        Insurance.

                           Tenant shall, at its sole expense, be responsible for the securing of insurance by Tenant’s Contractor and for the maintenance of same by Tenant’s Contractor until completion and final acceptance of the work.  Certificates of insurance affording evidence of same shall be obtained from Tenant’s Contractor by the Tenant and delivered to the Landlord prior to the commencement of any work by Tenant’s Contractor.  The required insurance coverage is as follows:

1.	Worker’s Compensation and Employers’ Liability Insurance including coverage under the U.S. Longshoremen’s and Harborworkers’ Act and affording 30 days written notice of cancellation to Contractor. The Employers’ Liability minimum limits required are as follows:

Bodily Injury by accident        $100,000            each accident
Bodily Injury by disease          $500,000            policy limit
Bodily Injury by disease          $100,000            each employee
2.	General Liability Insurance on an Occurrence basis for an amount of $5,000,000 each occurrence and including the following coverage:

                                                     (a)         Premises and Operations coverage.

                                                     (b)        Owners and Contractors Protective coverage.

                                                     (c)         Products and Completed Operations coverage.

                                                     (d)        Blanket Contractual coverage, including both oral and written contracts.

                                                     (e)         Personal Injury coverage.

                                                     (f)         Broad Form Property Damage coverage, including completed operations.

                                                     (g)        An endorsement naming Landlord as additional insured.

                                                     (h)        An endorsement affording 30 days written notice to Landlord in event of cancellation or material reduction in coverage.

                                                     (i)          An endorsement providing that such insurance as is afforded under the policy of Tenant’s
                                         Contractor is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

             No endorsement limiting or excluding a required coverage is permitted.  CLAIMS-MADE COVERAGE IS NOT ACCEPTABLE.

3.          Business Auto Liability Insurance for an amount of $5,000,000 combined single limit for bodily injury and/or property damage liability including:

                                                     (a)         Owned Autos,

                                                     (b)        Hired or Borrowed Autos,

                                                     (c)         Nonowned Autos, and

                                                     (d)        An endorsement affording 30 days written notice of cancellation to Landlord in event of cancellation or material reduction in coverage.

A certificate and endorsements affording evidence of the above requirements must be delivered to Landlord before Tenant’s Contractor performs any work at or prepares or delivers materials to the site of construction.

Tenant shall require its Contractor to require its subcontractors to provide insurance where Tenant’s Contractor would be required to carry insurance under this insurance section and to be responsible for obtaining the appropriate certificates or other evidence of insurance.

Tenant’s Contractor shall maintain all of the foregoing insurance coverage in force until the work under this agreement is fully completed and accepted except as to 2c (Products and Completed Operation Coverage), which is to be maintained for one (1) year following  completion of the work and acceptance by Landlord and Tenant.

All insurance, except Workers’ Compensation, maintained by Tenant’s Contractor and its subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder.

The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the “indemnity” paragraph of this agreement.

If the Tenant fails to secure and maintain the required insurance from Tenant’s Contractor, the Landlord shall have the right (without any obligation to do so, however) to secure same in the name and for the account of the Tenant’s Contractor(s) in which event Tenant shall pay the cost thereof and shall furnish upon demand, all information that may be required in connection therewith.  Further, such failure to secure and maintain the required insurance shall constitute a default under the Lease and Landlord shall be entitled to immediately have all Tenant Work cease.

             7.          Miscellaneous

                           (a)         Tenant and Tenant’s Contractor shall abide by all safety and construction rules and regulations of Landlord, and all work and deliveries shall be scheduled through Landlord.  Entry by Tenant’s Contractor shall be deemed to be under all the terms, covenants, provisions and conditions of said Lease except the covenant to pay Basic Rental and Additional Rent.  All Tenant’s materials, work, installations and decorations of any nature brought upon or installed in the Premises by Tenant shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof.  Tenant shall award its contracts and conduct its activities hereunder in a manner consistent with Landlord’s contractor’s labor agreement affecting the Building.

                           (b)        Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its Contractor, or by reason of delays in such work caused by Tenant or its Contractor, or by reason of cleanup which fails to comply with Landlord’s rules and regulations.

                           (c)         Tenant’s Contractor shall not post any signs other than those required by law in connection with the construction on any part of the Project or Premises.

             8.          Incorporation.

             This Work Letter Agreement is hereby incorporated into this Lease executed between Landlord and Tenant concurrently herewith.

TENANT:

EN POINTE TECHNOLOGIES, INC., a Delaware corporation

By:

Its:

By:

Its:

LANDLORD:

PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company

By: GE Capital Investment Advisors, Inc., its
manager

By:

Vice President

EXHIBIT “D”

NOTICE OF LEASE TERM DATES

TO:

RE:       Standard Office Lease dated April  _, 2001 between PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company (“Landlord”) and EN POINTE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), concerning Suite 9__ on the ninth (9th) floor and Suite 1900 on the Nineteenth (19th) floor of the office building located at 100 N. Sepulveda Blvd., El Segundo, California.

Dear Tenant:

             In accordance with the Standard Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on July 1, 2001 for a term of five (5) years ending on June 30, 2006.
2.	Rent commenced or will commence to accrue on July 1, 2001, in the amount of ________________.
3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.
4.	Your rent checks should be made payable to ________________________ at _______________________________________.
5.	The approximate number of rentable square feet within the Premises is thirty-six thousand ninety (36,090) square feet.

EXHIBIT “E”

ERISA CERTIFICATE

             THIS ERISA CERTIFICATE is made as of April ____, 2001, by EN POINTE TECHNOLOGIES, INC., a Delaware corporation, having offices at 100 N. Sepulveda Boulevard, Suite 1900, El Segundo, CA 90245 (“Lessee”), in favor of Pacific Corporate Towers LLC, a Delaware limited liability company (“Lessor”) and The General Motors Hourly Rate Employees Pension Trust and The General Motors Salaried Pension Trust, its shareholder/interestholder, c/o GE Capital Investment Advisors, Inc., 125 Summer Street, Suite 1270, Boston, MA 02110.

WITNESSETH:

             WHEREAS, Lessor and Lessee anticipate entering into an Agreement for Lease (the “Lease Agreement”), pursuant to which Lessor shall lease to Lessee, and Lessee shall lease from Lessor, certain real property, known as and located at Suite 9___ and Suite 1900 100 North Sepulveda Boulevard, El Segundo, CA 90245.

             WHEREAS, Lessor is in need of certain information regarding Lessee so that it may proceed with the Lease Agreement.

             NOW, THEREFORE, Lessee hereby certifies, represents, warrants and covenants to Lessor that as of the date hereof:

             Representation 1.         Type of Lessee (check applicable boxes)

             ☐         Lessee is not an “employee benefit plan” (“Plan”) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA.

             ☐         Lessee is not a “governmental plan” within the meaning of Section 3(32) of ERISA.

             Representation 2.         Complete if Lessee is not a Plan and Has Shareholders or Interestholders (check applicable boxes)

             One or more of the following circumstances also is true:

             ☐         Equity interests in Lessee are publicly offered securities within the meaning of 29 C.F.R. Section 2510.2-101(b)(2);

             ☐         Less than 25 percent of all equity interests in Lessee are held by “benefit plan investors, ” which are defined as: (i)  any employee benefit plan, whether or not subject to Title 1 of ERISA; (ii)  any plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended; and (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity; or

             ☐         Lessee is a corporation that qualifies as an “operating company,” a “venture capital operating company,” or a “real estate operating company” within the meaning of 29 C.F.R. Section 1510.3-101(c), (d) and (e) (each, an “Operating Company”).

             Representation 3.         Lessee’s relation to Lessor and Lessor’s Shareholders/Interestholders (check applicable boxes.)

             Lessee is not a party in interest as defined in section 3(14) of ERISA with respect to Lessor or its shareholders or interestholders, the General Motors Hourly Rate Employees Pension Trust and the General Motors Salaried Pension Trust, because Lessee is not:

             ☐         a fiduciary (including, but not limited to, any administrator, officer, trustee or custodian), counsel, or employee of Lessor or its shareholders or interestholders (“Fiduciary”);

             ☐         a person providing services to Lessor or its shareholders or interestholders (“Service Provider”);

             ☐         an employer any of whose employees are provided employment benefits by Lessor or its shareholders or interestholders (“Employer”);

             ☐         an employee organization any of whose members are provided employment benefits coverage by Lessor or its shareholders or interestholders (“Employee Organization”);

             ☐         an owner, direct or indirect, of 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation, (ii) the capital interest or the profits interest of a partnership, or (iii) the beneficial interest of a trust or unincorporated enterprise, which is an Employer or an Employee Organization (“Owner”);

             ☐         a spouse, ancestor, lineal descendant, or spouse of a lineal descendant of a Fiduciary, Service Provider, Employer, or an Owner;

             ☐         a corporation, partnership, or trust or estate of which (or in which) 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of such corporation, (ii) the capital interest or profits interest of such partnership, or (iii) the beneficial interest of such trust or estate is owned directly or indirectly, or held by a Fiduciary, Service Provider, Employer, Employee Organization, or Owner (“Corporate Owner”);

             ☐         an employee, officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a 10 percent or more shareholder directly or indirectly, of a Service Provider, Employer, Employee Organization, Owner, or a Corporate Owner; or

             ☐         a 10 percent or more (directly or indirectly in capital or profits) partner or joint venturer of a Service Provider, Employer, Employee Organization, Owner, or a Corporate Owner.

             Representation 4.         Indemnity, Guaranty

             Lessee shall indemnify Lessor and defend and hold Lessor harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lessor's sole discretion) that Lessor may incur, directly or indirectly, as a result of the Lessee’s representation contained in this certificate.

             Representation 5.         Survival

             Lessee represents that the certifications, representations, warranties and covenants contained herein shall remain true and correct throughout the term of the Lease Agreement.

EN POINTE TECHNOLOGIES, INC.,
a Delaware corporation

BY:
NAME:
ITS:

EXHIBIT “F”

EXISTING FURNITURE TABLE OF CONTENTS

ARTICLE 1. BASIC LEASE PROVISIONS
1.1 Term

ARTICLE 2. TERM

ARTICLE 3. RENTAL
3.1 Basic Rental
3.2 Increase in Costs
3.3 Definitions
3.4 Determination of Payment

ARTICLE 4. SECURITY DEPOSIT

ARTICLE 5. HOLDING OVER

ARTICLE 6. PERSONAL PROPERTY

ARTICLE 7. USE

ARTICLE 8. CONDITION OF PREMISES

ARTICLE 9. REPAIRS AND ALTERATIONS

ARTICLE 10. LIENS

ARTICLE 11. PROJECT SERVICES
11.1 Building Hours
11.2 Electricity Use
11.3 Heat Generating Machines
11.4 After-Hours HVAC
11.5 Recurrent Utility Use

ARTICLE 12. RIGHTS OF LANDLORD

ARTICLE 13. INDEMNITY, EXEMPTION OF LANDLORD FROM LIABILITY
13.1 Indemnity
13.2 Exemption of Landlord from Liability

ARTICLE 14. INSURANCE
14.1 Tenant's Insurance
14.2 Form of Policies
14.3 Landlord's Insurance
14.4 Waiver of Subrogation
14.5 Compliance with Law

ARTICLE 15. ASSIGNMENT AND SUBLETTING

ARTICLE 16. DAMAGE OR DESTRUCTION

ARTICLE 17. SUBORDINATION

ARTICLE 18. EMINENT DOMAIN

ARTICLE 19. DEFAULT

ARTICLE 20. REMEDIES

ARTICLE 21. TRANSFER OF LANDLORD'S INTEREST

ARTICLE 22. BROKERS

ARTICLE 23. PARKING

ARTICLE 24. WAIVER

ARTICLE 25. ESTOPPEL CERTIFICATE

ARTICLE 26. LIABILITY OF LANDLORD

ARTICLE 27. INABILITY TO PERFORM

ARTICLE 28. HAZARDOUS MATERIALS
28.1 Environmental Law Compliance
28.2 Prohibition
28.3 Indemnity
28.4 Definitions

ARTICLE 29. SURRENDER OF PREMISES; REMOVAL OF PROPERTY
29.1 No Merger
29.2 Surrender
29.3 Disposition of Personal Property
29.4 Removal of Alterations

ARTICLE 30. MISCELLANEOUS
30.1 Mortgage Protection
30.2 Recording
30.3 Financial Statements
30.4 Severability; Entire Agreement
30.5 Attorneys' Fees
30.6 Time of Essence
30.7 Headings
30.8 Reserved Area
30.9 No Option
30.10 Use of Project Name; Improvements
30.11 Rules and Regulations
30.12 Quiet Possession
30.13 Additional Rent
30.14 Substitute Premises
30.15 Successors and Assigns
30.16 Notices
30.17 Persistent Delinquencies
30.18 Right of Landlord to Perform
30.19 Access, Changes in Project, Facilities, Name
30.20 Corporate Authority
30.21 Identification of Tenant
30.22 Building Codes
30.23 Transportation and Energy Management
30.24 ERISA Certificate
30.25 Exhibits
30.26 Waiver of Jury Trial

ARTICLE 31. OPTION TO EXTEND
31.1 Grant of Option
31.2 Determination of Prevailing Market Rental

ARTICLE 32. SIGNAGE